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                                                                Exhibit 10.14(d)

                             STOCK OPTION AGREEMENT

         In November of 1996, the Board of Directors of Demeter BioTechnologies, Ltd., a Colorado corporation (the "Company"), determined to grant you (the "Optionee"), as an outside director of the Company, subject to certain terms and conditions, an option to purchase (the "Option") that number of shares of common stock of the Company (the "Shares") set forth below. The Company and the Optionee now desire to formalize the grant of the Option and the terms and conditions relating to such Option.

         1. Grant of Option; Number of Shares; Exercise Price. In recognition of the Optionee's commitment to the continued growth of the Company, as a matter of separate inducement and not in lieu of any salary or other compensation for the Optionee's services to the Company, the Company hereby grants to the Optionee this Option to purchase Fifteen Thousand (15,000) Shares (the "Option Shares"). The exercise price shall be Eighty Seven and one half cents ($0.875) per Option Share. The Optionee shall not have any of the rights or obligations of a stockholder with respect to the Option Shares unless and until one or more stock certificates representing Option Shares are delivered to him upon the valid exercise of this Option.

         2. Exercise Period; Conditions of Exercise.

                  (a) This Option shall be exercisable in whole or in part prior to October 1, 2001 (the "Expiration Date"). After the Expiration Date, all rights granted to the Optionee hereunder shall cease, without any further action by the Company or the Optionee.

                  (b) This Option may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased.

         3. Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof shall be null and void and without effect. Notwithstanding the foregoing, if the Optionee shall die prior to the Expiration Date, the Optionee's estate or conservator, as the case may be, shall (to the extent not previously exercised by the Optionee) be permitted to exercise this Option before the Expiration Date.

         4. Procedures for Exercise of Option. This Option shall be exercisable in accordance with the following procedures. Upon the election of the Optionee to exercise this Option (in whole or in part) on prior to the Expiration Date, the Optionee (or his estate) shall deliver to the Company written notice specifying the number of Option Shares which he is electing to purchase and a date, not less than 5 nor more than 15 days after the date of such notice (an "Exercise Date"), upon which such Shares shall be purchased and payment therefor shall be made. A stock certificate(s) representing the number of Option Shares the Optionee

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has so elected to purchase shall be delivered to him by the Company on the
Exercise Date against delivery (on the Exercise Date) to the Company of cash or certified or bank cashier's check payable to the order of the Company, in an amount equal to (A) the number of Option Shares specified in such notice multiplied by (B) Eighty Seven and one half cents ($0.875), together with payment, by cash or certified or bank cashier's check payable to the order of the Company, of such amount as the Company deems necessary to satisfy its liability (if any) to withhold federal, state or local income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon.

         5. Representations and Warranties of Optionee. The Optionee hereby represents and warrants to the Company as follows:

                  (a) The Optionee has the legal right and capacity to enter into this Agreement and he fully understands the terms of this Agreement.

                  (b) The Optionee will acquire the Option Shares, if the Option is exercised, for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933 (the "Act").

                  (c) The Optionee will not, directly or indirectly, offer, sell, assign, transfer, pledge, hypothecate or otherwise dispose of in any way, this Option other than in accordance with the terms of this Agreement.

                  (d) The Optionee acknowledges and agrees that the Option Shares, when issued and delivered to him pursuant to an exercise of this Option, will be "restricted" Shares, and may only be sold or otherwise transferred by him in accordance with the provisions of the Act.

         6. Adjustment of Option Shares and Option Price. If, prior to the full exercise of the Option, any of the events described below shall occur, the Option Shares and the exercise price thereof shall, in each instance, be adjusted as follows:

                  (a) Stock Dividends or Stock Splits. If an increase has been effected in the number of outstanding Shares by reason of a subdivision or split-up of such Shares, there shall be added to the number of Option Shares which may thereafter be purchased under this Option, the number of additional Shares which would have been received by the Optionee on such stock dividend, subdivision or split-up had the Optionee been the holder of record of the Option Shares immediately prior to such stock dividend, subdivision or split-up. In such event, the exercise price per Option Share shall be proportionately reduced.

                  (b) Combination. If a decrease has been effected in the number outstanding Shares by reason of a combination or reclassification of Shares, the number of Option Shares which may thereafter be purchased under this Option shall be the number of Shares which the Optionee would have been deemed to hold as a result of such combination or reclassification had the Optionee been the holder of record of the Option Shares immediately prior to such combination or reclassification. In such event, the exercise price per Option Share shall be proportionately increased.


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                  (c) Reclassification; Merger. In the event of (i) a
reclassification of or change in (other than those referred to in clauses (a) and (b) of this Section 6) the outstanding Shares, (ii) a consolidation or merger of the Company with or into another corporation where the Company is not the surviving corporation, or (iii) any sale or conveyance of all or substantially all the properties or assets of the Company, the Optionee shall have the right, upon any subsequent exercise of this Option, to receive the kind and amount of Shares or other securities and property (other than cash dividends) receivable upon and after such reclassification, change, consolidation, merger, sale or conveyance as if the Optionee had been the holder of record of the Option Shares immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and, in such event, the Board of Directors shall make such adjustment in the exercise price per Option Share as is just and equitable in the circumstances.

         8. Notices. Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a United States Post Office as certified mail, postage prepaid, addressed, as appropriate, if to the Optionee, at such address as he may designate in writing to the Company, and, if to the Company, at its principal offices.

         9. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to the provisions, policies or principles thereof regarding conflict or choice of laws.

         IN WITNESS WHEREOF, the Company has duly executed this Agreement as of October 1, 1996 the day and year first above written.

                                                DEMETER BIOTECHNOLOGIES, LTD.



                                                By: /s/ Richard D. Ekstrom
                                                    --------------------------
                                                    President



         IN WITNESS WHEREOF, the undersigned, the Optionee named herein, hereby accepts and agrees to all of the terms and provisions of this Agreement as of the day and year written below.

                                                    /s/ Antonio Maggioni
                                                    --------------------------
                                                    Antonio Maggioni